Exhibit 10.2(k)

HARTE-HANKS, INC.

RESTRICTED STOCK AWARD

Unless defined in this Restricted Stock Award (this “Award Document”), capitalized terms will have the same meanings ascribed to them in the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (as may be amended, the “Plan”).

Pursuant to Article 8 of the Plan, you have been granted restricted Common Stock on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:	[name]

Total Number of Shares Granted:	[#####]

Grant Date:	[date]

Fair Market Value per Share on Grant Date:	$[_______]

Vesting Schedule:	Subject to the terms of Exhibit A attached hereto, the shares subject to this Award Document vest and become non-forfeitable:

[(i) [in three installments of equal amount (subject to whole-share rounding), with one such installment vesting on each of the first three anniversaries of the Grant Date, or]

[(ii) to the extent sooner, upon a Change of Control.]

By your signature and the signature of the Company’s representative below, you and the Company agree that these shares of Common Stock are granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached as Exhibit A.

PARTICIPANT	HARTE-HANKS, INC.

By:
[name]

Restricted Stock Award             [date]

EXHIBIT A

TERMS AND CONDITIONS OF THE

RESTRICTED STOCK AWARD

Payment for Shares.

No payment is required for the Common Stock that you receive under this Award.

Vesting.

The Common Stock that you receive under this Award will vest in accordance with the Vesting Schedule set forth in the Award Document, provided that you are still employed by the Company at the time such Common Stock vest. If your employment terminates prior to the date the Common Stock vest (including without limitation a termination by the Company with or without Cause, death, Disability or Retirement, or a voluntary termination by you) all unvested Common Stock shall be forfeited at the time of such termination.

Restricted Shares.

Shares of Unvested Common Stock that you receive under this Award will be considered “Restricted Shares”. You may not sell, transfer, pledge or otherwise dispose of, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale, any Restricted Shares. Common Stock that vests in accordance with the “Vesting Schedule” set forth in the Award Document and this Exhibit A will no longer be considered Restricted Shares.

Stock Certificates.

Your Restricted Shares will be held for you by the Company in book entry form at its transfer agent until it vests, after which you may request issuance of a certificate.

Withholding Taxes.

No stock certificates will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Award or the vesting of the Common Stock that you receive under this Award. These arrangements may include withholding of Common Stock that otherwise would be released to you when they vest. The Fair Market Value of the Common Stock withheld (determined as of the date when the taxes otherwise would have been withheld in cash) will be applied as a credit against the taxes.

[Clawback.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the Common Stock shall not be deemed fully earned or vested, even if distributed to you, if the Common Stock or any portion thereof is deemed incentive compensation and subject to recovery, or “clawback” by the Company pursuant to the provisions of Dodd-Frank and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”). In addition, you hereby acknowledge that this Award Document and the Plan may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under Dodd-Frank and the Rules, or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback the Common Stock.]

Restricted Stock Award            [date]

[Protection of Goodwill.

You acknowledge that the Company is providing you with this Award in connection with and consideration for your promises and covenants contained herein. Specifically, in consideration for the Award, which you acknowledge provides a material incentive for you to grow, develop and protect the goodwill and confidential and proprietary information of the Company, you agree that the Award (itself and in combination with any other awards made under the Plan) constitutes independent and sufficient consideration for all non-competition, non-solicitation and confidentiality covenants between you and the Company, and agree and acknowledge that you will fully abide by each of such covenants. You further acknowledge that your promise to fully abide by each of the protective covenants referenced above is a material inducement for the Company to provide you with the Award.]

No Guarantee of Continued Service.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF COMMON SHARES PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE AWARD DOCUMENT IS EARNED ONLY BY CONTINUING AS AN [EMPLOYEE/DIRECTOR] AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR [ENGAGEMENT AS AN EMPLOYEE / DIRECTOR] FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO DISMISS YOU FROM EMPLOYMENT [OR REMOVE YOU AS A DIRECTOR], FREE FROM ANY LIABILITY, OR ANY CLAIM UNDER THE PLAN, AT ANY TIME, WITH OR WITHOUT CAUSE.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent or as necessary to comply with applicable law or stock exchange rules. This Award Document is governed by the internal substantive laws but not the choice of law rules of Delaware.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN. YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.

Restricted Stock Award            [date]

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